UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2023

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2023, Ernest De Paolantonio, the Chief Financial Officer of Journey Medical Corporation (the “Company”) provided notice to the Company of his resignation, effective January 27, 2023. Mr. De Paolantonio will consult with and advise the Company until March 31, 2023.

In connection with such resignation, Joseph Benesch, age 56, the Company’s Corporate Controller, was appointed as the Company’s interim Chief Financial Officer, effective January 27, 2023. Mr. Benesch’s compensation has not changed as a result of this appointment. Any changes to Mr. Benesch’s compensation package, if any, will be determined by the Company’s Board of Directors upon recommendation of its Compensation Committee.

Mr. Benesch was hired as the Company’s Corporate Controller in November 2021. He previously served as the Principal Accounting Officer, Vice President and Corporate Controller of Teligent Pharma Inc., a specialty generic pharmaceutical company, and Corporate Controller of Torrent Pharmaceuticals Ltd., a U.S. subsidiary of the Torrent Group, a multinational pharmaceutical company. Before joining Torrent Pharmaceuticals Ltd., he held senior financial management positions from corporate controller to Vice President of Finance at Savient Pharmaceuticals, Adare Pharmaceuticals, Inc. and Edenbridge Pharmaceuticals. He began his career in the public accounting sector at Baker Tilly Virchow Krause, LLP, and Ernst and Young Global Limited, working with a diverse client base. He is a Certified Public Accountant with an active license. Mr. Benesch is a graduate of Wilkes University where he earned a BA in accounting.

No family relationships exist between Mr. Benesch and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Benesch and any other person pursuant to which Mr. Benesch was selected as the Company’s interim Chief Financial Officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Benesch has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A press release related to Mr. De Paolantonio’s departure and Mr. Benesch’s appointment is attached as Exhibit 99.1 to this report and is incorporated by reference to this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated January 20, 2023.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation
(Registrant)
Date: January 20, 2023
	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director